Not Valid Unless Signed by an Eligible Institution.

                         FIRST FEDERAL BANCSHARES, INC.

                          Notice of Guaranteed Delivery
                    of Shares of Common Stock Pursuant to an
                 Offer to Purchase for Cash up to 560,000 Shares
                 of First Federal Bancshares, Inc. Common Stock
                        At a Purchase Price Not Less Than
                    $31.00 Nor in Excess of $34.00 Per Share


     This form, or a facsimile hereof, must be used to accept the offer if:

(1) the certificates for your shares of common stock, par value $0.01 per share, of First Federal Bancshares, Inc. are not immediately available; or

(2) time will not permit the Letter of Transmittal (blue form) or other required documents to reach the depositary before the expiration date, as defined in Section 1 of the Offer to Purchase dated April 16, 2004 (white booklet); or

(3) the procedures for book-entry transfer cannot be completed on a timely basis.

     This form or a facsimile of it, signed and properly completed, may be delivered by hand, mail, telegram or facsimile transmission to the depositary by the expiration date of the offer. See "Section 3. Procedure for Tendering Shares" in the Offer to Purchase.


                                   DEPOSITARY:

                        COMPUTERSHARE TRUST COMPANY, INC.

                        Facsimile Number: (303) 262-0606
                 Confirm by Telephone: (303) 262-0600 ext. 4732
             For Account Information Call: (303) 262-0600 ext. 4732

                         By Mail or Overnight Delivery:
                        Computershare Trust Company, Inc.
                          350 Indiana Street, Suite 800
                             Golden, Colorado 80401

--------------------------------------------------------------------------------

        Delivery of this instrument to an address other than as set forth above or transmission via facsimile to a number other than as listed above does not constitute a valid delivery.

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

Ladies and Gentlemen:

     The undersigned hereby tenders to First Federal Bancshares, Inc., at the price per share indicated below, net to the seller in cash, upon the terms and subject to the conditions set forth in the accompanying Offer to Purchase, dated April 16, 2004 (white booklet), and the related Letter of Transmittal (blue form), which together constitute the "offer," receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share, specified below pursuant to the guaranteed delivery procedure set forth under "Section 3. Procedure for Tendering Shares" in the Offer to Purchase.

     Please call the information agent for assistance in completing this form toll free at (800) 501-4292.

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(1)   Shares tendered

Number of shares tendered:________________  Certificate Nos. (if available): ________________

[ ] Check box if shares will be surrendered by book-entry transfer.

DTC Account Number:___________________________

Name(s) of Record Holder(s):________________________________________________________________________________________

Address:

____________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________


Area Code and Telephone Number:  (        )
                                 -----------------------------------------

Social Security Number:           -          -                  or Employer identification number:     -
                         -------------------------------------                                    ------------------

Dated:                              , 2004
        ----------------------------                            ----------------------------------------------------

                                                                ----------------------------------------------------
                                                                                 Signature(s)

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

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(2)  Price (in dollars) per share at which shares are being tendered
     (see Instruction 5 on the Letter of Transmittal)

                                                CHECK ONLY ONE BOX
           If more than one box is checked, or if no box is checked, there is no valid tender of shares.

                          Option 1: Shares Tendered At Price Determined By Dutch Auction

[ ]  I want to maximize the chance of having First Federal Bancshares purchase all of the shares I am tendering
     (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price selection boxes below, I hereby tender my shares at the purchase price resulting from the Dutch auction tender process. I acknowledge that this action will result in me receiving a price per share that could be as low as $31.00 or as high as $34.00 and could contribute to lowering the purchase price ultimately selected by First Federal Bancshares.

                                                        OR

                            Option 2: Shares Tendered At Price Selected By Stockholder

By checking one of the boxes below instead of the box above, I hereby tender shares at the price checked. I acknowledge that this action could result in none of the shares being purchased if the purchase price for shares is less than the price checked. (Stockholders who wish to tender shares at more than one price must complete a separate letter for each price at which shares are tendered.)

   [ ] $31.00     [ ] $31.50    [ ] $32.00      [ ] $32.50      [ ] $33.00      [ ] $33.50      [ ] $34.00


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(3) Odd lots (see Instruction 9 in the Letter of Transmittal)

This section is to be completed ONLY if shares are being tendered by or on behalf of a person owning beneficially, as of the close of business on April 16, 2004 and who continues to own beneficially as of the expiration date, an aggregate of fewer than 100 shares.


The undersigned either (check one box):

[ ]   was the beneficial owner(s), as of the close of business on April 16, 2004, of an aggregate of fewer than
      100 shares, all of which are being tendered, or

[ ]   is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record owner, and (b) believes, based upon representations made to it by each beneficial owner(s), that each person was the beneficial owner, as of the close of business on April 16, 2004, of an aggregate of fewer than 100 shares, and is tendering all of the shares.

                                  ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED
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

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(4)  Conditional tender
     (See Section 6 in the Offer to Purchase)

You may condition the tender of your shares upon the purchase by First Federal Bancshares of a specified minimum number of the shares you tendered. Unless at least the minimum number of shares tendered by you is purchased by
First Federal Bancshares, none of the shares tendered hereby will be purchased. You are urged to consult your tax advisor. Unless this box has been completed by specifying a minimum number of shares, the tender will be deemed unconditional.

[ ]   Check here and complete the following if your tender is conditional on First Federal Bancshares purchasing all or a minimum number of your tendered shares.

Minimum number of shares that must be purchased, if any are purchased:                                     shares
                                                                       ----------------------------------

If, because of proration, the minimum number of shares designated will not be purchased, First Federal Bancshares may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all of your shares.

[ ]   Check here if you are tendering all of the shares you own.

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(5)   Guarantee of delivery (not to be used for signature guarantee)

         The undersigned, a member firm of a registered national securities exchange, a member of the National
Association of Securities Dealers, Inc., or a commercial bank, trust company, savings association or credit union having an office or correspondent in the United States, hereby (i) represents that the undersigned has a net long position in shares in or equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities
Exchange Act of 1934, as amended, at least equal to the shares tendered, (ii) represents that such tender of shares complies with Rule 14e-4 and (iii) guarantees that either the certificates representing the shares tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of the shares into the depositary's account at The Depository Trust Company, pursuant to the procedures set forth under "Section 3.
Procedure for Tendering Shares" in the Offer to Purchase, together with a properly completed and duly executed
Letter of Transmittal, or facsimile thereof, with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the depositary at one of its addresses set forth above within three Nasdaq trading days after the date of execution hereof.

Name of Firm:
              ---------------------------------------         ------------------------------------------------------
                                                                                (authorized signature)

Address:                                                      Name:
         --------------------------------------------               ------------------------------------------------

                                                              Title:
-----------------------------------------------------               ------------------------------------------------
City                       State            Zip Code

Area Code and Tel. No.:                                       Dated:                    , 2004
                        -----------------------------                -------------------

                             DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK
                             CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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